 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 23, 2011

  Millennia, Inc.
 (Exact name of registrant as specified in its Charter)

Nevada	000-16974	59-2158586
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
1700 Pacific Ave, Suite 1880, Dallas, Texas 75201
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (214) 855-0808

1126 Whispering Oaks Drive, DeSoto, Texas 75115
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On June 23, 2011, Pam J. Halter, Millennia, Inc. (the “Company”) and Bon Amour International, LLC (“Bon Amour”) executed a Stock Purchase Agreement (the “Halter Agreement”), pursuant to which Bon Amour purchased 6,837,837 shares of Company common stock, par value $0.001 per share (“Common Stock”) from Ms. Halter.

On June 23, 2011, the Company also executed an additional Stock Purchase Agreement (the “Millennia Agreement,” which together with the Halter Agreement are hereby collectively referred to as the “Purchase Agreements”) with Bon Amour, pursuant to which Bon Amour purchased an additional 11,162,163 newly issued shares of Company Common Stock for a purchase price of $220,000.

As a result of the transactions described above, Bon Amour acquired an aggregate of 18,000,000 shares, representing approximately 36% of the outstanding Common Stock of the Company. Nathan Halsey is the sole Manager, Chief Executive Officer and President of Bon Amour. Bon Amour acquired the shares using funds from its working capital. In connection with the transactions consummated under the Purchase Agreements (the “Transactions”), (1) Pam J. Halter, the Company’s sole officer on the date the Transactions were consummated, resigned and Nathan Halsey was appointed as the President and Chief Executive Officer of the Company, (2) Pam J. Halter, the Company’s sole director on the date the Transactions were consummated, tendered her resignation and appointed Nathan Halsey as the new sole director of the Company, effective following the expiration of the ten-day period from the date of mailing of an Information Statement (“Information Statement”) relating to the resignation and appointment, (3) the parties agreed that the Articles of Incorporation of the Company will be promptly amended to increase the shares of Common Stock authorized for issuance by the Company from 50,000,000 to 500,000,000 shares (the “Amendment”), (4) Pam J. Halter agreed to vote all shares held by her by written consent to approve the Amendment, (5) the parties acknowledged and agreed that upon effectiveness of the Amendment, the Company will issue and sell additional shares of Common Stock to Bon Amour in consideration of its contribution of certain assets to the Company, and upon issuance thereof, Bon Amour will obtain a controlling interest in the issued and outstanding shares of Company Common Stock (the “Additional Issuance”), and (6) Pam J. Halter agreed to vote her shares of Common Stock to elect and qualify a Board consisting of one person nominated by Bon Amour until such time as the Additional Issuance is consummated.

Item 3.02     Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02.

The securities issued under the terms of the Millennia Agreement described in Item 1.01 above were privately offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act. The Company reasonably believed that Bon Amour had access to information concerning its operations and financial condition, was acquiring the securities for its own account and not with a view to the distribution thereof, and was an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Furthermore, no “general solicitation” was made by the Company with respect to sale of any of the securities. At the time of their issuance, the securities under the terms of the Millennia Agreement described in Item 1.01 above were deemed to be restricted securities for purposes of the Securities Act and the certificates representing the securities bear legends and/or non-transfer provisions to that effect.

Item 5.01     Changes in Control of Registrant

The information contained in Item 1.01 of this Current Report is incorporated by reference into this Item 5.01.

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The information contained in Item 1.01 of this Current Report is incorporated by reference into this Item 5.02.

Under the terms of the Halter Agreement, Pam J. Halter, the sole director of the Company in office immediately prior to the closing of the Transactions, resigned all executive offices of the Company, effective immediately, and resigned as the sole director of the Company effective upon the expiration of the 10-day period (the “10-day Period”) following the filing and delivery of an Information Statement required by Rule 14f-1 promulgated under the Securities Exchange Act of 1934, as amended, which occurred on June 27, 2011 (the “Information Statement”).  Nathan Halsey was appointed as President and Chief Executive Officer of the Company effective June 23, 2011 and appointed to serve as the Company’s sole Director effective upon the conclusion of the 10-day Period.

Nathan Halsey, age 35, was appointed to serve as the Company’s President and Chief Executive Officer effective June 23, 2011, upon the resignation from such offices by Pam J. Halter. Mr. Halsey has also been appointed as the sole director of the Company, effective following the expiration of the 10-day Period from the date of mailing of this Information Statement. Mr. Halsey is the sole Manager, Chief Executive Officer and President of Bon Amour. In the first quarter of 2011 Mr. Halsey was appointed as the sole director of Ventura Assets Limited, a Colorado corporation, for which he also began serving as President, Chief Executive Officer, and Secretary effective January 27, 2011.  Ventura Assets Limited has no current operations. Mr. Halsey began his career as a management and strategy consultant for Ernst & Young, LLP. In this capacity, Mr. Halsey provided transformation advisory services to telecommunications companies. Mr. Halsey’s clients included businesses that ranged in size from start‐ups to Fortune 500 companies such as AT&T. In 2003, Mr. Halsey founded NWH Management, LLC, a holding and investment company with a focus on energy exploration and commercial real estate development. Between 2003 and 2008, Mr. Halsey oversaw the launch of three start-up portfolio companies, managed over $150 million in investments in energy exploration, commercial real estate development, and private equity participation in early stage technology companies. In 2009, Nathan became sole Manager, Chief Executive Officer and President of Bon Amour International, LLC, a NWH Management, LLC portfolio company. In May 2010, Nathan oversaw the opening of the Bon Amour Asia regional headquarters office in Hong Kong. In its first four months of operations, Bon Amour Asia expanded from Hong Kong to Singapore, Malaysia, and Indonesia.

Item 9.01     Financial Statements and Exhibits

(d)  Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Form 8-K.

Exhibit No.	Description
10.1	Stock Purchase Agreement dated June 23, 2011 by and among Pam J. Halter, Millennia, Inc. and Bon Amour International, LLC
10.2	Stock Purchase Agreement dated June 23, 2011 by and between Millennia, Inc. and Bon Amour International, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2011

MILLENNIA, INC.

By: /s/Nathan Halsey

Nathan Halsey, President and Chief Executive Officer